UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2009
______________________

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao Netherlands Antilles	N/A
(Address of principal executive offices)	(Zip Code)

______________________

Registrant’s telephone number, including area code: 011-59-99-465-8525
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers.

On February 22, 2009, the Compensation Committee (the "Committee") of the Board of Directors of Orthofix International N.V. (the “Company”) determined the cash bonus amounts to be paid to the Company’s Named Executive Officers (as determined in accordance with Instruction 4 of Item 5.02 of Form 8-K) for performance during fiscal year 2008 in accordance with the Company's previously disclosed annual incentive plan. The Committee does not exclusively use a fixed formula in determining incentive awards.  Instead, it exercises discretion in light of pre-established goals to determine individual incentive award amounts.  For fiscal year 2008, the Committee set sales attainment, net income or operating income attainment and individual objective goals.  Incentive payments were determined based upon performance levels attained against these goals as well as upon the Committee's discretion.  In connection with his recent promotion to President – Biologics, the Committee set Mr. Finegan’s salary for fiscal year 2009 at $310,000.  The cash bonus amounts paid to Named Executive Officers for fiscal year 2008 are as follows:

Name	Position	Non-Equity Incentive Plan Compensation¹

Alan W. Milinazzo	President and Chief Executive Officer	$148,500

Bradley R. Mason	Group President – North America and President – Blackstone Medical, Inc.	$194,002

Michael M. Finegan	President – Biologics and Vice President – Corporate Development	$55,440

Michael Simpson	President – Orthofix, Inc.	$164,220

Robert S. Vaders	Executive Vice President and Chief Financial Officer	$69,300

1.  Non-equity incentive plan bonus pursuant to the criteria described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Raymond C. Kolls
Raymond C. Kolls
Secretary

Date: February 26, 2009